EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

by and between

GYSAN HOLDINGS INC. (NEVADA)

and

GYSAN ENTERPRISES LTD. (ALBERTA)

and

the shareholders of GYSAN ENTERPRISES LTD. (ALBERTA)

(the “Selling Shareholders”)

THIS SHARE EXCHANGE AGREEMENT dated as of June 10, 2011 (this “Agreement”) between Gysan Holdings Ltd., a State of Nevada company (“Gysan Nevada”), Gysan Enterprises Ltd., an Alberta corporation (“Gysan Alberta”) and the Selling Shareholders.

WHEREAS, Gysan desires to issue and exchange 7,150,000 shares of its common stock to the Selling Shareholders in exchange for One Hundred Percent (100%) of the outstanding shares of the common stock of Gysan Alberta (collectively the “Exchange Shares”).

NOW THERFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I: THE SHARES AND THE EXCHANGE SHARES

Section 1.1: The Shares

The Shares shall be issued and exchanged to both Gysan Nevada and Gysan Alberta pursuant to Article II hereof.

ARTICLE II:

 SHARE EXCHANGE

Section 2.1: Share Exchange

Upon the terms and subject to the conditions of this Agreement Gysan Nevada agrees to issue to the Selling Shareholders, as identified in Schedule A attached hereto and made a part thereof, the Exchange Shares, and in exchange therefore at the Share Exchange Closing, the Selling Shareholders shall transfer to Gysan Nevada 100% of their shares of Gysan Alberta.

Section 2.2: Share Exchange Closing

(a)

Gysan Nevada will have its transfer agent issue the certificates representing the Exchange Shares and registered in the name of the Selling Shareholders or their nominees as set out in Schedule B and the Selling Shareholders will provide their Gysan Alberta shares, with all required documentation, for transfer into the name of Gysan Nevada. The Share Exchange Closing and date of such deliveries shall be 12:00 pm., Western Time, on a date and at a place to be specified by the parties (the “Share Exchange Closing”), which date shall be no later than the day after satisfaction or waiver of the latest to occur of the conditions set forth in Article V.

(b)

Each Selling Shareholder will also provide a completed and signed Canadian Investor Questionnaire in the form attached as Schedule B.

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF GYSAN NEVADA

Gysan Nevada represents and warrants to Gysan Alberta as of the date hereof that:

Section 3.1: Existence and Power

Gysan Nevada is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Gysan Nevada has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 3.2: Capitalization

The authorized capital stock of Gysan Nevada consists of 100,000,000 shares of Gysan Nevada Common Stock of which, as of June 1, 2011 (the “Gysan Nevada Capitalization Date”) 6,466,000 shares were issued and outstanding. All of the issued and outstanding shares of Gysan Nevada’s Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Gysan Nevada also has 90,000,000 shares of Preferred Stock authorized.

Section 3.3: Authorization

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Gysan Nevada, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with their terms.

Section 3.4: Board Approvals

The transactions contemplated by this Agreement, including without limitation the issuance of the Exchange Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of Gysan Nevada.

Section 3.5: Valid Issuance of Exchange Shares

The Exchange Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefore, the Exchange Shares will be validly issued, fully paid and non-assessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. The voting rights provided for in the terms of the Shares are validly authorized and shall not be subject to restriction or limitation in any respect.

Section 3.6: Non-Contravention

The execution, delivery and performance of this Agreement, and the consummation by Gysan Nevada of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Articles of Incorporation or Bylaws of the Company.

Section 3.7: Purchase for Own Account

Gysan Nevada is acquiring the Exchange Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Securities Act”).

Section 3.8: Private Placement

Gysan Nevada understands that (i) the Exchange Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by Gysan Alberta in a transaction exempt from the registration requirements thereof and (ii) the Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

Section 3.9: Legend

Each certificate representing an Exchange Share will bear a legend to the following effect unless Gysan Alberta determines otherwise in compliance with applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF GYSAN ALBERTA

Gysan Alberta represents and warrants to Gysan Nevada as of the date hereof that:

Section 4.1: Existence and Power

Gysan Alberta is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Alberta. Gysan Alberta has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 4.2: Authorization

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Gysan Alberta, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with their terms.

Section 4.3: Board Approvals

The transactions contemplated by this Agreement, including without limitation the issuance of the Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of Gysan Alberta.

Section 4.4: Valid Issuance of Exchange Shares

The Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefore, the Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. The voting rights provided for in the terms of the Shares are validly authorized and shall not be subject to restriction or limitation in any respect.

Section 4.5: Non-Contravention

The execution, delivery and performance of this Agreement, and the consummation by Gysan Alberta of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Restated Articles of Incorporation or Bylaws of the Company or the articles of incorporation, charter, bylaws or other governing instrument of any Subsidiary of the Company.

Section 4.6: Purchase for Own Account

The shareholders of Gysan Alberta are acquiring the Exchange Shares for their own individual account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Securities Act”).

Section 4.7: Private Placement

Gysan Alberta understands that (i) the Exchange Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by Gysan Nevada in a transaction exempt from the registration requirements thereof and (ii) the Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

ARTICLE V: CONDITIONS TO SHARE EXCHANGE CLOSING

Section 5.1: Conditions to Each Party’s Obligation to Effect the Exchange

The respective obligations of the parties hereunder to effect the Exchange shall be subject to the fact that no order, injunction or decree being issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the Exchange shall be in effect.

ARTICLE VI: TERMINATION

Section 6.1: Termination by Consent

This Agreement may be terminated by written consent of all parties.

Section 6.2: Unilateral Termination

Any party may terminate this Agreement if the transactions contemplated herein are not completed by June 30, 2011.

Section 6.3: Injunction and Illegality

This Agreement may be terminated at any time prior to the Share Exchange Closing by either party if an order, injunction or decree shall have been issued by any court or agency of competent jurisdiction and shall be non-appealable, or other law shall have been issued preventing or making illegal the completion of the Exchange or the other transactions contemplated by this Agreement.

ARTICLE VII: SELLING SHAREHOLDER ACKNOWLEDGMENTS AND WARRANTIES

Section 7.1: Selling Shareholder Acknowledgments

The Selling Shareholders each acknowledge and agree that:

(a)

none of the Exchange Shares have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state and provincial securities laws;

(i)

Gysan Nevada will refuse to register any transfer of any of the Exchange Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(b)

the decision to execute this Agreement and acquire the Exchange Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of Gysan Nevada and such decision is based solely upon a review of information regarding Gysan Nevada provided by Gysan Nevada to the Selling Shareholder (the "Gysan Nevada Information");

(c)

the Selling Shareholder and the Selling Shareholder's advisor(s) have had a reasonable opportunity to review Gysan Nevada Information and to ask questions of and receive answers from Gysan Nevada regarding the Agreement, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in Gysan Nevada Information, or any other document provided to the Selling Shareholder;

(d)

the books and records of Gysan Nevada were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Selling Shareholder during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Agreement have been made available for inspection by the Selling Shareholder, the Selling Shareholder's attorney and/or advisor(s);

(e)

by execution hereof the Selling Shareholder has waived the need for Gysan Nevada to communicate its acceptance of the purchase of the Exchange Shares pursuant to this Agreement;

(f)

Gysan Nevada is entitled to rely on the representations and warranties and the statements and answers of the Selling Shareholder contained in this Agreement and the Selling Shareholder will hold harmless Gysan Nevada from any loss or damage it may suffer as a result of the Selling Shareholder's failure to correctly complete this Agreement;

(g)

the Selling Shareholder will indemnify and hold harmless Gysan Nevada and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any acknowledgment, representation or warranty of the Selling Shareholder contained herein or in any other document furnished by the Selling Shareholder to Gysan Nevada in connection herewith, being untrue in any material respect or any breach or failure by the Selling Shareholder to comply with any covenant or agreement made by the Selling Shareholder to Gysan Nevada in connection therewith;

(h)

the issuance of the Exchange Shares to the Selling Shareholder will not be completed if it would be unlawful or if, in the discretion of Gysan Nevada acting reasonably, it is not in the best interests of Gysan Nevada;

(i)

the Selling Shareholder has been advised to consult the Selling Shareholder’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Exchange Shares and with respect to the applicable resale restrictions, and it is solely responsible (and Gysan Nevada is not in any way responsible) for compliance with:

(i)

any applicable laws of the jurisdiction in which the Selling Shareholder is resident in connection with the distribution of the Exchange Shares hereunder, and

(ii)

applicable resale restrictions;

(j)

the Selling Shareholder has not acquired the Exchange Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Exchange Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Exchange Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of any of the Exchange Shares pursuant to registration of any of the Exchange Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(k)

the Selling Shareholder is outside the United States when receiving and executing this Agreement and is acquiring the Exchange Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Exchange Shares;

(l)

none of the Exchange Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the expiration of a period of one year after the date of original issuance of the Exchange Shares;

(m)

the statutory and regulatory basis for the exemption claimed for the offer and sale of the Exchange Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

(n)

none of the Exchange Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Selling Shareholder that any of the Exchange Shares will become listed on any stock exchange or automated dealer quotation system;

(o)

neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Exchange Shares;

(p)

no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators;

(q)

there is no government or other insurance covering any of the Exchange Shares; and

(r)

this Agreement is not enforceable by the Selling Shareholder unless it has been accepted by Gysan Nevada, and the Selling Shareholder acknowledges and agrees that Gysan Nevada reserves the right to reject any subscription for any reason.

Section 7.2: Representations and Warranties of the Selling Shareholders

The Selling Shareholders each hereby represents and warrants to and covenants with Gysan Nevada (which representations, warranties and covenants shall survive the Closing) that:

(a)

the Selling Shareholder is not a U.S. Person (as defined herein);

(b)

the Selling Shareholder is not acquiring the Exchange Shares for the account or benefit of, directly or indirectly, any U.S. Person (as defined herein);

(c)

the Selling Shareholder:

(i)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Selling Shareholder is resident (the “International Jurisdiction”) which would apply to the acquisition of the Exchange Shares,

(ii)

is purchasing the Exchange Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Selling Shareholder is permitted to purchase the Exchange Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions,

(iii)

acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require Gysan Nevada to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Exchange Shares, and

(iv)

represents and warrants that the acquisition of the Exchange Shares by the Selling Shareholder does not trigger:

A.

any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

B.

any continuous disclosure reporting obligation of Gysan Nevada in the International Jurisdiction, and

C.

the Selling Shareholder will, if requested by Gysan Nevada, deliver to Gysan Nevada a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of Gysan Nevada, acting reasonably;

(d)

the Selling Shareholder is acquiring the Exchange Shares as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Exchange Shares in the United States or to U.S. Persons (as defined herein);

(e)

the Selling Shareholder is outside the United States when receiving and executing this Agreement;

(f)

the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Exchange Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(g)

the Selling Shareholder acknowledges that it has not acquired the Exchange Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Exchange Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Exchange Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of any of the Exchange Shares pursuant to registration of any of the Exchange Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(h)

the Selling Shareholder has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Selling Shareholder is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Selling Shareholder;

(i)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Selling Shareholder, or of any agreement, written or oral, to which the Selling Shareholder may be a party or by which the Selling Shareholder is or may be bound;

(j)

the Selling Shareholder has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Selling Shareholder enforceable against the Selling Shareholder;

(k)

the Selling Shareholder has received and carefully read this Agreement;

(l)

the Selling Shareholder (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Exchange Shares for an indefinite period of time, and can afford the complete loss of such investment;

(m)

the Selling Shareholder has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Exchange Shares and Gysan Nevada, and the Selling Shareholder is providing evidence of knowledge and experience in these matters through the information requested herein;

(n)

the Selling Shareholder understands and agrees that Gysan Nevada and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Selling Shareholder shall promptly notify Gysan Nevada;

(o)

the Selling Shareholder is aware that an investment in Gysan Nevada is speculative and involves certain risks, including the possible loss of the investment;

(p)

the Selling Shareholder is purchasing the Exchange Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Exchange Shares, and the Selling Shareholder has not subdivided his interest in the Exchange Shares with any other person;

(q)

the Selling Shareholder is not an underwriter of, or dealer in, the shares of Gysan Nevada's common stock, nor is the Selling Shareholder participating, pursuant to a contractual agreement or otherwise, in the distribution of the Exchange Shares;

(r)

the Selling Shareholder has made an independent examination and investigation of an investment in the Exchange Shares and Gysan Nevada and has depended on the advice of its legal and financial advisors and agrees that Gysan Nevada will not be responsible in anyway whatsoever for the Selling Shareholder's decision to invest in the Exchange Shares and Gysan Nevada;

(s)

if the Selling Shareholder is acquiring the Exchange Shares as a fiduciary or agent for one or more investor accounts, the Selling Shareholder has sole investment discretion with respect to each such account, and the Selling Shareholder has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(t)

the Selling Shareholder is not aware of any advertisement of any of the Exchange Shares and is not acquiring the Exchange Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(u)

no person has made to the Selling Shareholder any written or oral representations:

(i)

that any person will resell or repurchase any of the Exchange Shares,

(ii)

that any person will refund the purchase price of any of the Exchange Shares,

(iii)

as to the future price or value of any of the Exchange Shares, or

(iv)

that any of the Exchange Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Exchange Shares of Gysan Nevada on any stock exchange or automated dealer quotation system; and

(v)

the Selling Shareholder acknowledges and agrees that Gysan Nevada shall not consider the Selling Shareholder’s for acceptance unless the undersigned provides to Gysan Nevada, along with an executed copy of this Agreement and such other supporting documentation that Gysan Nevada or its legal counsel may request to establish the Selling Shareholder's qualification as a qualified investor.

In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S promulgated under the 1933 Act and for the purpose of this Agreement includes any person in the United States.

ARTICLE VIII: MISCELLANEOUS

Section 8.1: Notices

All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally, via email or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement to such address as the parties to this Agreement shall specify by notice to the other party.

Unit 1, 833 1st Avenue N.W.

Calgary, Alberta, Canada

T2N 0A4

Section 8.2: Further Assurances

Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.3: Amendments and Waivers

Any provision of this Agreement may be amended or waived if, but only if; such amendment or waiver is in writing and is duly executed and delivered by Gysan Nevada and Gysan Alberta. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.4: Fees and Expenses

Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 8.5: Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

Section 8.6: Governing Law

This Agreement shall be governed and construed in accordance with the internal laws of the Province of Alberta applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the Province of Alberta. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 8.7: Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 8.8: Effect of Headings

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 8.9: Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 8.10: Counterparts; Third Party Beneficiaries

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 8.11: Specific Performance

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GYSAN HOLDINGS INC. (NEVADA)

By:

/s/  Grace Weisgerber

Name:

Grace Weisgerber

Title:

Chief Executive Officer

GYSAN ENTERPRISES LTD. (ALBERTA)

By:

/s/  Winnie Fung

Name:

Winnie Fung

Title:

Director

GRACE WEISGERBER

/s/    Grace Weisgerber

WINNIE FUNG

/s/   Winnie Fung

RONG MEI DOU

/s/   Rong Mei Dou

SCHEDULE A

THE SELLING SHAREHOLDERS

Shareholder’s Name	Number of Gysan Alberta Shares Held
Grace Weisgerber	3,315,000
Winnie Fung	3,185,000
Rong Mei Dou	650,000
TOTAL	7,150,000

SCHEDULE B

CANADIAN QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

The purpose of this Questionnaire is to assure Gysan Nevada that the Selling Shareholder will meet certain requirements of National Instrument 45-106 ("NI 45-106"). Gysan Nevada will rely on the information contained in this Questionnaire for the purposes of such determination.

The Selling Shareholder covenants, represents and warrants to Gysan Nevada that:

1.

the Selling Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription Agreement and the Selling Shareholder is able to bear the economic risk of loss arising from such transactions;

2.

the Selling Shareholder is (tick one or more of the following boxes):

(A)	a director, executive officer, employee or control person of Gysan Nevada or an affiliate of Gysan Nevada
(B)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer, founder or control person of Gysan Nevada or an affiliate of Gysan Nevada
(C)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer, founder or control person of Gysan Nevada or an affiliate of Gysan Nevada
(D)	a close personal friend of a director, executive officer, founder or control person of Gysan Nevada
(E)	a close business associate of a director, executive officer, founder or control person of Gysan Nevada or an affiliate of Gysan Nevada
(F)	an accredited investor
(G)	a company, partnership or other entity of which a majority of the voting Exchange Shares are beneficially owned by, or a majority of the directors are, persons described in paragraphs A to F
(H)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs A to F
(I)	purchasing as principal Exchange Shares with an aggregate acquisition cost of not less than CDN$150,000

3.

if the Selling Shareholder has checked box B, C, D, E, G or H in Section 2 above, the director, executive officer, founder or control person of Gysan Nevada with whom the undersigned has the relationship is:

__________________________________________________________________

(Instructions to Selling Shareholder: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box G or H, also indicate which of A to F describes the security holders, directors, trustees or beneficiaries which qualify you as box G or H and provide the names of those individuals. Please attach a separate page if necessary).

4.

if the Selling Shareholder is resident in Ontario, the Selling Shareholder is (tick one or more of the following boxes):

(A)	a founder of Gysan Nevada
(B)	an affiliate of a founder of Gysan Nevada
(C)	a spouse, parent, brother, sister, grandparent or child of a director, executive officer or founder of Gysan Nevada
(D)	a person that is a control person of Gysan Nevada
(E)	an accredited investor
(F)	purchasing as principal Exchange Shares with an aggregate acquisition cost of not less than CDN$150,000

5.

if the Selling Shareholder has checked box A, B, C or D in Section 4 above, the director, executive officer, founder or control person of Gysan Nevada with whom the undersigned has the relationship is:

__________________________________________________________________

(Instructions to Selling Shareholder: fill in the name of each director, executive officer, founder, affiliate and control person which you have the above-mentioned relationship with.)

6.

if the Selling Shareholder has ticked box F in Section 2 or box E in Section 4 above, the Selling Shareholder satisfies one or more of the categories of "accredited investor" (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

☐

(a) a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

☐

(b) the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);

☐

(c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting Exchange Shares of the subsidiary, except the voting Exchange Shares required by law to be owned by directors of that subsidiary;

☐

(d) an individual registered or formerly registered under Exchange Shares legislation in a jurisdiction of Canada, as a representative of a person or company registered under Exchange Shares legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Exchange Shares Act (Ontario) or the Exchange Shares Act (Newfoundland);

☐

(e) an individual registered or formerly registered under the Exchange Shares legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐

(f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

☐

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l'ile de Montreal or an intermunicipal management board in Québec;

☐

(h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

☐

(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐

(j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;

☐

(k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐

(l) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;

☐

(m) a person, other than an individual or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;

☐

(n) an investment fund that distributes it Exchange Shares only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in Exchange Shares, or a person that acquires or acquired Exchange Shares under Sections 2.18 or 2.19 of NI 45-106;

☐

(o) an investment fund that distributes or has distributed Exchange Shares under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the Exchange Shares regulatory authority, has issued a receipt;

☐

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐

(q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the Exchange Shares legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the Exchange Shares legislation of the jurisdiction of the registered charity to give advice on the Exchange Shares being traded;

☐

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting Exchange Shares required by law are persons or companies that are accredited investors;

☐

(u) an investment funds that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or

☐

(v) a person that is recognized or designated by the Exchange Shares regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

The Selling Shareholder acknowledges and agrees that the Selling Shareholder may be required by Gysan Nevada to provide such additional documentation as may be reasonably required by Gysan Nevada and its legal counsel in determining the Selling Shareholder's eligibility to acquire the Exchange Shares under relevant legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of

__________________, ________.

If an Individual:

If a Corporation, Partnership or Other

Entity:

Signature

  Print or Type Name of Entity

Print or Type Name

Signature of Authorized Signatory

Type of Entity